Exhibit 21.1

Innovex International, Inc.

List of Subsidiaries

As of December 31, 2025

Innovex Downhole Solutions, LLC (Delaware)

Downhole Well Solutions, LLC (Texas)

Citadel Casing Solutions, LLC (Texas)

Innovex Saudi Arabia Oil Tools Limited (Saudi Arabia)

Alpha Oil Tools S.A. (Argentina)

Innovex Colombia S.A.S. (Colombia)

Innovex SPC (Oman)

Rubicon Oilfield International AS (Norway)

Rubicon Oilfield International Ltd. (BVI)

Rubicon Oilfield International UK Ltd. (Scotland)

Tercel IP Ltd. (BVI)

Tercel NASM Holdings Ltd. (BVI)

Innovex MENA Ltd. (BVI)

Innovex MENA Ltd. (DMCC Branch) (UAE)

Tercel Oilfield Products USA, L.L.C. (Texas)

Innovex Canada ULC (Alberta)

Dril-Quip Holdings Pty. Ltd (Australia)

Dril-Quip do Brasil Ltda. (Brazil)

Dril-Quip Oilfield Services (Tianjin) Co., Ltd. (China)

Dril-Quip Foreign Interests LLC (Delaware)

Dril-Quip Holdings LLC (Delaware)

Dril-Quip International LLC (Delaware)

Dril-Quip Investments LLC (Delaware)

Dril-Quip Venezuela LLC (Delaware)

TIW International LLC (Delaware)

TIWEC, S.A. (Ecuador)

Dril-Quip Egypt for Petroleum Services S.A.E. (Egypt)

Dril-Quip (Ghana) Ltd. (Ghana)

Dril-Quip Cross Ghana Limited (Ghana)

PT. DQ Oilfield Services Indonesia (Indonesia)

Dril-Quip Cote d’Ivoire SARL (Ivory Coast)

Dril-Quip TIW Mexico S. de R.L. de C.V. (Mexico)

Dril-Quip Namibia (Pty) Limited (Nambia)

Dril-Quip B.V. (Netherlands)

Dril-Quip (Nigeria) Ltd (Nigeria)

Dril-Quip Qatar LLC (Qatar)

Dril-Quip TIW Saudi Arabia LLC (Saudi Arabia)

Dril-Quip (Europe) Limited (Scotland)

Dril-Quip UK Canada Holdco Ltd. (Scotland)

Dril-Quip UK Holdco Ltd. (Scotland)

INVX Asia Pacific Pte Ltd (Singapore)

TIW LLC (Delaware)

Dril-Quip Venezuela S.C.A. (Venezuela)

Dril-Quip (Europe) Limited (Scotland) – Norway Branch

Dril-Quip (Europe) Limited (Scotland) – Netherlands Branch

Dril-Quip (Europe) Limited (Scotland) – Denmark Branch

Dril-Quip (Europe) Limited (Scotland) – Azerbaijan Branch

Dril-Quip (Europe) Limited (Scotland) – South Africa Branch

INVX Asia Pacific Pte Ltd (Singapore) – India Rep Office

Dril-Quip Oilfield Services (Tianjin) Co., Ltd. (China) – Registered Branch in Shenzen

Dril-Quip Oilfield Services (Tianjin) Co., Ltd. (China) – Registered Branch in Beijing

Dril-Quip Venezuela CIA. LTDA (Ecuador)

TIW International LLC (Delaware) – Singapore Branch

Innovex International, Inc. (Delaware) – Suriname Branch

SCF Machining Corporation (Quebec)

SCF Machining Corporation Vietnam Company Limited (Vietnam)

The Technologies Alliance, Inc. (Texas)

Honing, Inc. (Texas)